Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Local Bounti Corporation of our report dated July 16, 2021, relating to the consolidated financial statements of Local Bounti Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings “Experts” in such Prospectus.

/s/ RSM US LLP

San Francisco, California

December 9, 2021

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